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                                  EXHIBIT 23


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rite Aid Corporation

We consent to incorporation by reference in the Registration Statement
(No. 2-87981) on Form S-8 and the Registration Statement (No. 33-61185) on Form S-3 of Rite Aid Corporation of our reports dated April 24, 1996, relating to the consolidated balance sheets of Rite Aid Corporation and subsidiaries as of March 2, 1996 and March 4, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 2, 1996, and the related schedule, which reports appear in and are incorporated by reference in the March 2, 1996 Annual Report on Form 10-K of Rite Aid Corporation.

Our report on the consolidated financial statements refers to a change in the method of accounting for investments in the fiscal year ended March 4, 1995.


                                                        KPMG Peat Marwick LLP


Harrisburg, Pennsylvania
May 29, 1996